UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2009

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-13990

Virginia	54-1589611
(State of incorporation)	(I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on November 26, 2008, LandAmerica Financial Group, Inc. (“LFG”) and LandAmerica 1031 Exchange Services, Inc. (“LES” and, together with LFG and certain other debtor-affiliates, the “Debtors”) filed voluntary petitions under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”).

On November 23, 2009, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ joint plan of liquidation under Chapter 11 of the Bankruptcy Code, as revised and filed with the Bankruptcy Court on November 16, 2009 (the “Plan”). The Plan will be effective as of a date (the “Effective Date”) to be determined. It is presently anticipated that the Effective Date will occur in December 2009.

The Plan provides that LFG’s existing equity interests will be cancelled without consideration on the Effective Date. As all common stock of LFG is or will be worthless, conversion rights of the Company’s convertible debt similarly have no value. It is not possible to determine the extent of recoveries of creditors of the Debtors, as these will continue to be dependent on the completion of the asset recovery process, and the determination of the total claims pool, none of which have been completed at this time.

The following is a summary of the material features of the Plan. This summary is qualified in its entirety by reference to the Confirmation Order and the Plan, which are attached hereto as Exhibits 2.1and 2.2, respectively, and incorporated in this Item 1.03 by reference. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

The Plan is a non-substantively consolidated chapter 11 plan which contemplates a full liquidation of the Debtors’ assets. Under the Plan, a liquidating trust will be created for each Debtor to administer the liquidation and distribution of the assets of each Debtor.

LFG Liquidating Trust

The LFG liquidating trust (the “LFG Trust”) will oversee the liquidation or sale of certain LFG assets and LFG non-Debtor subsidiaries. It will also be entitled to pursue certain legal claims, including claims against the management of LFG or LES and other third parties. The LFG Trust will be governed by a committee and administered by a trustee selected by the LFG Creditors Committee (as defined in the Plan) with the Debtors’ consent.

The impaired creditors and equity holders of LFG are divided into four classes, which receive separate treatment under the Plan. Each class of impaired creditors is entitled to distributions from the LFG Trust of liquidation proceeds to the extent set forth and described in the Plan. Holders of LFG equity interests, which, as discussed above, will be cancelled on the Effective Date, are not entitled to any distribution under the Plan.

LES Liquidating Trust

The LES liquidating trust (the “LES Trust”) will oversee the liquidation of LES and each of its non-Debtor subsidiaries. It will be charged with pursuing litigation against unaffiliated third parties relating to LES’ purchase or sale of auction rate securities and otherwise monetizing LES’ auction rate securities. The LES Trust will also be governed by a committee and administered by a trustee selected by the LES Creditors Committee (as defined in the Plan) with the Debtors’ consent.

The impaired creditors and equity holders of LES are divided into six classes, which receive separate treatment under the Plan. Each class of impaired creditors is entitled to distributions from the LES Trust of liquidation proceeds to the extent set forth and described in the Plan.

Subsidiary Debtor Trusts

The assets of all Debtors other than LFG and LES (the “Subsidiary Debtors) will be transferred to a liquidating trust (each, an “SD Trust”) for each such entity. The SD Trusts shall oversee the liquidation of the Subsidiary Debtors and the distribution of the proceeds of such liquidation to the creditors of each Subsidiary Debtor.

Other Matters

The Plan is designed to be a global resolution of the claims related to the Debtors. Consequently, it also includes a release of certain claims, including claims between LFG and LES, certain recovery and avoidance actions under the Bankruptcy Code, and certain claims by LES customers against LFG. Current and potential claimants are also enjoined, subject to the Effective Date, from asserting a claim or interest in a manner that does not conform to the Plan.

LFG intends to file a Form 15 with the Securities and Exchange Commission (the “Commission”) on or about the Effective Date to provide notice of the suspension of their reporting obligation under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon filing a Form 15, LFG will immediately cease filing any further periodic or current reports under the Exchange Act.

On November 17, 2009 LFG filed a Monthly Operating Report, which includes information as to the assets and liabilities of LFG, for the period from September 1, 2009 through September 30, 2009 as an exhibit to a current report on Form 8-K. Such Monthly Operating Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Order Confirming Joint Chapter 11 Plan of LandAmerica Financial Group, Inc. and its Affiliated Debtors, entered November 23, 2009.
2.2	Joint Chapter 11 Plan of LandAmerica Financial Group, Inc. and its Affiliated Debtors, dated November 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ G. William Evans
G. William Evans
Executive Vice President and Chief Financial Officer

 Date:  November 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1	Order Confirming Joint Chapter 11 Plan of LandAmerica Financial Group, Inc. and its Affiliated Debtors, entered November 23, 2009.
2.2	Joint Chapter 11 Plan of LandAmerica Financial Group, Inc. and its Affiliated Debtors, dated November 16, 2009.